Exhibit 32.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER

Pursuant to 18 U.S.C. Section 1350, I, Stephen Pelletier, Chief Executive Officer and President of Prudential Annuities Life Assurance Corporation (the “Company”), hereby certify that the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 12, 2010

/s/ Stephen Pelletier
Name: Stephen Pelletier
Title: Chief Executive Officer and President

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.